Exhibit 10.30

AMENDMENT NO. 13 TO LOAN AGREEMENT
(CVTI/Covenant Transport)

THIS AMENDMENT NO. 13 TO LOAN AGREEMENT, dated as of August 31, 2007 (the "Amendment"), is entered into by and among THREE PILLARS FUNDING LLC (formerly known as THREE PILLARS FUNDING CORPORATION), ("Three Pillars"), SUNTRUST ROBINSON HUMPHREY, INC., formerly known as SunTrust Capital Markets, Inc., as administrator (the "Administrator"), CVTI RECEIVABLES CORP. ("CVTI"), and COVENANT TRANSPORTATION GROUP, INC., formerly known as Covenant Transport, Inc., a Nevada corporation, ("Covenant"). Capitalized terms used and not otherwise defined herein are used as defined in the Loan Agreement, dated as of December 12, 2000 among Three Pillars, the Administrator, CVTI and Covenant (as amended to date, the "Loan Agreement").

WHEREAS, the parties hereto desire to further amend the Loan Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.                                Amendments to the Loan Agreement.

(a)           The definition of "Concentration Limit" is hereby amended in its entirety to read as follows:

"Concentration Limit:  For (1) any Obligor that is not a Special Obligor (a) whose (i) short term unsecured debt rating is (A) equal to both A1+ by S&P and P1 by Moody's, 12.0%, (B) equal to both A1 by S&P and P1 by Moody's, 10.0%, (C) equal to both A2 by S&P and P2 by Moody's, 8.0%, (D) equal to both A3 by S&P and P3 by Moody's, 7.0%; provided, however, if such Obligor is rated by both Moody's and S&P and has a split rating, the applicable rating will be the lower of the two ratings, or (ii) in the absence of short term unsecured debt ratings by both Rating Agencies, whose long term unsecured debt rating is (A) equal to both AAA by S&P and Aaa by Moody's, 12.0%, (B) equal to both AA-, AA or AA+ by S&P and Aa3, Aa2 or Aal by Moody's, 10.0%, (C) equal to both A-, A or A+ by S&P and A3, A2 or Al by Moody's, 8.0%, (D) equal to both BBB-, BBB or BBB+ by S&P and Baa3, Baa2 or Baal by Moody's, 7.0%; provided, however, if such Obligor is rated by both Moody's and S&P and has a split rating, the applicable rating will be the lower of the two ratings or (b) that has no short term unsecured debt rating or long term unsecured debt rating or is rated below any of the foregoing rating categories, 3.0%, in each case, of the Aggregate Unpaid Balance, (2) any Special Obligor, the percentage of the Aggregate Unpaid Balance set forth for such Special Obligor in the definition thereof and (3) for all Governmental Obligors, in the aggregate, 4.0% of the Aggregate Unpaid Balance."

(b)           Clause (f) of the definition of "Eligible Receivable" is hereby deleted.

(c)           Clause (i) of the definition of "Eligible Receivable" is hereby amended in its entirety to read as follows:

"(i) the Obligor of which is either a Governmental Obligor or a United States resident;"

(d)           Clause (j) of the definition of "Eligible Receivable" is hereby amended in its entirety to read as follows:

"(j) the Obligor of which is not an Affiliate of any Originator;"

(e)           A new definition of "Governmental Obligor" is hereby added in appropriate alphabetical order, as follows:

"Governmental Obligor: Any Obligor that is either the government of the United States or any other Governmental Authority."

(f)           The definition of "Special Obligor" is hereby amended in its entirety to read as follows:

"Special Obligor: Each of Shaw Industries, Inc., with a Concentration Limit of 6.0% and Georgia-Pacific LLC with a Concentration Limit of 8.0%."

(g)           The name of the Master Servicer is hereby changed from Covenant Transport, Inc. to Covenant Transportation Group, Inc. and all references in the Loan Agreement to Covenant Transport, Inc., except to the extent such references are to Covenant Transport, Inc, a Tennessee corporation (including to such entity as an Originator), are hereby changed to refer to Covenant Transportation Group, Inc.

SECTION 2.                                Effect of Amendment.

Except as modified and expressly amended by this Amendment, the Loan Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect. This Amendment shall be effective as of the date (the "Effective Date") on which each of the parties hereto delivers to the Administrator a fully executed original of this Amendment. On and after the Effective Date, all references in the Loan Agreement to "this Agreement," "hereto," "hereof," "hereunder" or words of like import refer to the Loan Agreement as amended by this Amendment.

SECTION 3.                                Binding Effect.

This Amendment shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their successors and permitted assigns.

SECTION 4.                                Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5.                                Execution in Counterparts; Severability.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

THREE PILLARS:	THREE PILLARS FUNDING LLC

	By:	/s/ Doris J. Hearn
Title: Vice President

THE BORROWER:	CVTI RECEIVABLES CORP.

	By:	/s/ Richard B. Cribbs
Title: Treasurer

THE ADMINISTRATOR:	SUNTRUST ROBINSON HUMPHREY, INC.

	By:	/s/ Michael G. Maza
Title: Managing Director

THE MASTER SERVICER:	COVENANT TRANSPORTATION GROUP, INC., a Nevada holding corporation

	By:	/s/ Richard B. Cribbs
Title: Vice President, Chief Accounting Officer

( Signature Page to Amendment No. 13 to Loan Agreement (CVTI/Covenant Transport))

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